UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2021
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Huntington Bancshares Incorporated
(Exact name of registrant as specified in its charter)
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Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant's address: 41 South High Street, Columbus, Ohio 43287
Registrant’s telephone number, including area code: (614) 480-2265
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 5.875% Series C Non-Cumulative, perpetual preferred stock)	HBANN	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.250% Series D Non-Cumulative, perpetual preferred stock)	HBANO	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Common Stock—Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§24012b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2021, at the 2021 Annual Meeting of Shareholders of Huntington Bancshares Incorporated (Huntington), Huntington’s shareholders approved the Amended and Restated 2018 Long-Term Incentive Plan (the Amended 2018 Plan). The Amended 2018 Plan provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, long-term performance awards and other incentive awards. The Amended 2018 Plan reserves for issuance a maximum of 34.9 million shares of Huntington’s common stock. The board of directors approved the Amended 2018 Plan subject to shareholder approval. Shareholder approval was obtained in order to comply with the applicable requirements of The Nasdaq Stock Market, Inc. Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options. Additional details about the Amended 2018 Plan are set forth in Huntington’s definitive Proxy Statement filed on March 12, 2021 (the Proxy Statement).
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 21, 2021, the following matters were voted upon and approved by the shareholders of Huntington at its 2021 Annual Meeting of Shareholders:
Proposal 1 – Election of thirteen directors to serve a one-year term. Each nominee for director received the favorable vote of at least 94.9% of votes cast.

Nominee	For	Against/ Withheld	Abstentions	Broker Non-Votes
Lizabeth Ardisana	758,267,676	4,551,789	—	120,513,189
Alanna Y. Cotton	758,447,801	4,371,664	—	120,513,189
Ann B. (Tanny) Crane	749,267,086	13,552,379	—	120,513,189
Robert S. Cubbin	752,778,032	10,041,433	—	120,513,189
Steven G. Elliott	753,258,810	9,560,654	—	120,513,189
Gina D. France	746,347,258	16,472,207	—	120,513,189
J. Michael Hochschwender	755,746,050	7,073,415	—	120,513,189
John C. (Chris) Inglis	756,192,936	6,626,529	—	120,513,189
Katherine M. A. (Allie) Kline	755,983,592	6,835,873	—	120,513,189
Richard W. Neu	730,518,987	32,300,478	—	120,513,189
Kenneth J. Phelan	755,625,622	7,193,843	—	120,513,189
David L. Porteous	727,085,897	35,733,568	—	120,513,189
Stephen D. Steinour	724,514,216	38,305,249	—	120,513,189

Proposal 2 – Approval, on an advisory, non-binding basis, of the compensation of executives as disclosed in Huntington’s Proxy Statement.

For	Against/ Withheld	Abstentions	Broker Non-Votes
708,796,836	49,896,829	4,134,728	120,513,189
93.4%	6.6%

Proposal 3 –Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2021.

For	Against/ Withheld	Abstentions	Broker Non-Votes
877,857,166	4,423,784	1,060,632	—
99.5%	0.5%

Proposal 4 – Approval of the Amended and Restated 2018 Long-Term Incentive Plan.

For	Against/ Withheld	Abstentions	Broker Non-Votes
731,073,490	28,083,625	3,671,278	120,513,189
96.3%	3.7%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.        Description
Exhibit 10.1 –     Huntington Bancshares Incorporated Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Appendix B to Huntington’s Proxy Statement for the 2021 Annual Meeting Of Shareholders filed on March 12, 2021).

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1
Huntington Bancshares Incorporated Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Appendix B to Huntington’s Proxy Statement for the 2021 Annual Meeting Of Shareholders filed on March 12, 2021).

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	April 26, 2021	By:	/s/ Jana J. Litsey

Jana J. Litsey
Title: General Counsel